UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2025

TPG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2025, the Board of Trustees (the “Board”) of TPG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Company”), appointed Kristin Swon as Chief Compliance Officer of the Company effective March 11, 2025.

Ms. Swon joined the compliance team at Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”), the parent company to the Company’s advisor, in 2023 as a Managing Director and Deputy Chief Compliance Officer. Prior to joining TPG Angelo Gordon, Ms. Swon spent thirteen years in various compliance roles at JPMorgan Asset Management, including as Head of Global Alternatives Compliance from 2019 to 2023 and Chief Compliance Officer of Security Capital Research & Management from 2018 to 2023. Ms. Swon holds a B.A. in Political Science from Trinity College.

In addition, on March 11, 2025, Jenny B. Neslin resigned as the Company’s Interim Chief Compliance Officer, effective as of March 11, 2025. This resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Neslin will continue to serve in her roles as General Counsel and Secretary of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Twin Brook Capital Income Fund

Dated: March 14, 2025	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer